Exhibit 99.1

Talkspace Announces Second Quarter 2024 Results

2Q 2024 Total revenue grew 29% year-over-year, driven by 62%

year-over-year growth in Payor revenue

Reduced GAAP Net loss to $0.5 million from $4.7 million year-over-year

2Q 2024 Adjusted EBITDA1 of $1.2 million

Board approved an additional $25 million share repurchase program

NEW YORK, New York - August 6, 2024 – Talkspace, Inc. (“Talkspace” or the “Company”) (NASDAQ: TALK), today reported second quarter 2024 financial results.

	Three Months		Six Months

June 30, 2024 (Unaudited)	Results	% Variance from Prior Year	Results	% Variance from Prior Year
(In thousands unless otherwise noted)
Number of eligible lives at period end (in millions)	145.3	33%	145.3	33%
Number of completed Payor sessions	298.6	49%	582.8	57%
Number of Consumer active members at period end	10.7	(22)%	10.7	(22)%

Total revenue	$46,058	29%	$91,474	33%
Gross profit	$20,951	18%	$42,682	24%
Gross margin %	45.5%		46.7%
Operating expenses	$24,437	1%	$47,847	(4)%
Net loss	$(474)	90%	$(1,940)	86%
Adjusted EBITDA[1]	$1,179	130%	$1,953	119%
Cash and cash equivalents at period end	$114,913	—	$114,913	—
(1)
Adjusted EBITDA is a non-GAAP financial measure. For a definition of the measure and a reconciliation to the most direct comparable GAAP measure, see “Reconciliation of Non-GAAP Results to GAAP Results.”

“Our robust second quarter performance reflects continued business execution, resulting in 29% revenue growth and our second consecutive quarter of Adjusted EBITDA profitability. We expanded our covered lives to over 145 million, launched our Medicare offering in 12 states, and made strides in optimizing our marketing efforts,” said Dr. Jon Cohen, CEO of Talkspace.

Dr. Cohen added, “This positive momentum stems from our ongoing commitment to enhancing both provider experience and patient journey, while focusing on product quality - key differentiators for Talkspace. I’m encouraged by our results, which underscore our dedication to making high-quality mental health care more accessible.”

Second Quarter 2024 Key Performance Metrics

•
Revenue increased 29% over the prior-year period to $46.1 million, driven by a 62% year-over-year increase in Payor revenue and a 20% year-over-year increase in Direct to Enterprise (“DTE”) revenue; partially offset by a 28% year-over-year Consumer revenue decline.
•
Gross profit increased 18% over the prior-year period to $21 million, and gross margin declined to 45.5% from 50% in the prior-year period, driven by a shift in revenue mix towards Payor.
•
Operating expenses were $24.4 million, an increase of 1% year-over-year, driven primarily by higher general and administrative expenses.
•
Net loss was $(0.5) million, an improvement from $(4.7) million net loss in the second quarter of 2023, primarily driven by an increase in revenues, partially offset by an increase in cost of revenues.
•
Adjusted EBITDA was $1.2 million, an improvement from $(4.0) million in the second quarter of 2023, primarily driven by an increase in revenues, partially offset by an increase in cost of revenues.

Financial Guidance

Talkspace continues to expect fiscal year 2024 revenue to be in the range of $185 million to $195 million, growth of 23-30%, and adjusted EBITDA to be in the range of $4 million to $8 million.

Share Repurchase Program

During the second quarter of 2024, Talkspace repurchased $8.0 million of common stock under its initial share repurchase program. On August 1, 2024 the Company’s Board of Directors approved an additional share repurchase program authorizing the Company to repurchase up to twenty-five million dollars ($25 million) over the next 24 months. With the new authorization, the Company may repurchase, in aggregate, up to thirty-two million dollars ($32 million) of its outstanding shares of common stock during the remainder of the programs. The Company may repurchase the shares periodically through various methods in compliance with applicable state and federal securities laws. The timing of purchases and the target number of shares will be determined by Management at its discretion based on an evaluation of the Company’s stock price, market conditions and other corporate considerations. Such repurchases will be funded from cash on hand. The repurchase program may be modified, suspended, or discontinued at any time at the Company’s discretion without prior notice.

Conference Call, Presentation Slides, and Webcast Details

The Second Quarter 2024 earnings conference call and webcast will be held Tuesday, August 6, 2024, at 8:30 a.m. E.T. The conference call will be available via audio webcast at investors.talkspace.com and can also be accessed by dialing (888) 330-2391 for U.S. participants, or +1 (240) 789-2702 for international participants, and referencing participant code 2348878. A replay will be available shortly after the call’s completion and remain available for approximately 90 days.

About Talkspace

Talkspace (NASDAQ: TALK) is a leading virtual behavioral healthcare provider committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. At Talkspace, we believe that mental healthcare is core to overall health and should be available to everyone.

Talkspace pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services, including therapy for individuals, teens, and couples, as well as psychiatric treatment and medication management (18+). With Talkspace’s core therapy offerings, members are matched with one of thousands of licensed therapists within days and can engage in live video, audio, or chat sessions, and/or unlimited asynchronous text messaging sessions.

All care offered at Talkspace is delivered through an easy-to-use, fully-encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. More than 151 million Americans have access to Talkspace through their health insurance plans, employee assistance programs, our partnerships with leading healthcare companies, or as a free benefit through their employer, school, or government agency.

For more information, visit www.talkspace.com.

For Investors:

ICR Westwicke

TalkspaceIR@westwicke.com

For Media:

John Kim

SKDK

(310) 997-5963

jkim@skdknick.com

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, achieving profitability, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 13, 2024, subsequent quarterly reports on Form 10-Q and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise unless required to do so under applicable law. We do not give any assurance that we will achieve our expectations.

Talkspace, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
(in thousands, except percentages, share and per share data)	Unaudited	Unaudited		Unaudited	Unaudited
Revenue:
Payor revenue	$29,945	$18,539	61.5	$58,453	$33,350	75.3
DTE revenue	9,628	8,039	19.8	19,541	16,715	16.9
Consumer revenue	6,485	9,067	(28.5)	13,480	18,916	(28.7)
Total revenue	46,058	35,645	29.2	91,474	68,981	32.6
Cost of revenues	25,107	17,833	40.8	48,792	34,421	41.8
Gross profit	20,951	17,812	17.6	42,682	34,560	23.5
Operating expenses:
Research and development	2,163	4,171	(48.1)	5,902	9,524	(38.0)
Clinical operations, net	1,661	1,675	(0.8)	3,125	3,276	(4.6)
Sales and marketing	13,269	13,045	1.7	26,278	26,514	(0.9)
General and administrative	7,344	5,329	37.8	12,542	10,693	17.3
Total operating expenses	24,437	24,220	0.9	47,847	50,007	(4.3)
Operating loss	(3,486)	(6,408)	45.6	(5,165)	(15,447)	66.6
Financial (income), net	(3,044)	(1,712)	77.8	(3,422)	(2,136)	60.2
Loss before taxes on income	(442)	(4,696)	90.6	(1,743)	(13,311)	86.9
Taxes on income	32	8	300.0	197	151	30.5
Net loss	$(474)	$(4,704)	89.9	$(1,940)	$(13,462)	85.6
Net loss per share:
Basic and Diluted	$(0.00)	$(0.03)	90.0	$(0.01)	$(0.08)	87.5
Weighted average number of common shares:
Basic and Diluted	169,148,522	164,195,697		168,997,734	163,003,363

Talkspace, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2024	December 31, 2023
(in thousands)	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$114,913	$123,908
Accounts receivable, net	11,554	10,174
Other current assets	2,302	5,718
Total current assets	128,769	139,800
Other long-term assets	5,021	2,421
Total assets	$133,790	$142,221
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,733	$6,111
Deferred revenues	2,733	3,069
Accrued expenses and other current liabilities	7,313	12,468
Total current liabilities	17,779	21,648
Warrant liabilities	1,332	1,842
Other liabilities	635	85
Total liabilities	19,746	23,575
STOCKHOLDERS’ EQUITY:
Common stock	16	16
Additional paid-in capital	386,352	389,014
Accumulated deficit	(272,324)	(270,384)
Total stockholders’ equity	114,044	118,646
Total liabilities and stockholders’ equity	$133,790	$142,221

Talkspace, Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2024	2023
(in thousands)	Unaudited	Unaudited
Cash flows from operating activities:
Net loss	$(1,940)	$(13,462)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	421	608
Stock-based compensation	5,359	4,432
Remeasurement of warrant liabilities	(510)	(119)
(Increase) decrease in accounts receivable	(1,380)	1,220
Decrease in other current assets	3,416	1,452
Increase (decrease) in accounts payable	1,622	(977)
Decrease in deferred revenues	(336)	(672)
Decrease in accrued expenses and other current liabilities	(5,155)	(6,058)
Other	(79)	(172)
Net cash provided by (used in) operating activities	1,418	(13,748)
Cash flows from investing activities:
Capitalized internal-use software costs	(2,110)	—
Purchase of computer and equipment	(40)	(10)
Other	—	28
Net cash (used in) provided by investing activities	(2,150)	18
Cash flows from financing activities:
Proceeds from exercise of stock options	1,584	1,490
Payments for employee taxes withheld related to vested stock-based awards	(1,843)	(201)
Repurchase and cancellation of common stock	(8,004)	—
Net cash (used in) provided by financing activities	(8,263)	1,289
Net decrease in cash and cash equivalents	(8,995)	(12,441)
Cash and cash equivalents at the beginning of the period	123,908	138,545
Cash and cash equivalents at the end of the period	$114,913	$126,104

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance, and our management uses it as a key performance measure to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We also use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not necessarily reflect capital commitments to be paid in the future and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these requirements. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments described herein. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. Adjusted EBITDA should not be considered as an alternative to loss before income taxes, net loss, loss per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

A reconciliation is provided below for adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our financial statements prepared in accordance with GAAP and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We do not provide a forward-looking reconciliation of adjusted EBITDA guidance as the amount and significance of the reconciling items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These reconciling items could be meaningful.

Adjusted EBITDA

We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) interest and other expenses (income), net, (iii) tax benefit and expense, (iv) stock-based compensation expense, and (v) certain non-recurring expenses, where applicable.

Talkspace, Inc.

Reconciliation of Non-GAAP Results to GAAP Results

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
(in thousands)	Unaudited	Unaudited	Unaudited	Unaudited
Net loss	$(474)	$(4,704)	$(1,940)	$(13,462)
Add:
Depreciation and amortization	220	302	421	608
Financial (income), net (1)	(3,044)	(1,712)	(3,422)	(2,136)
Taxes on income	32	8	197	151
Stock-based compensation	3,107	2,129	5,359	4,432
Non-recurring expenses (2)	1,338	—	1,338	—
Adjusted EBITDA	$1,179	$(3,977)	$1,953	$(10,407)
(1)
For the three months ended June 30, 2024 and 2023, financial (income), net, primarily consisted of $1.5 million (for both periods) of interest income from our money market accounts, and $1.7 million and $0.3 million, respectively, in unrealized gains resulting from the remeasurement of warrant liabilities. For the six months ended June 30, 2024 and 2023, financial (income), net, primarily consisted of $3.1 million and $2.1 million, respectively, of interest income from our money market accounts and $0.5 million and $0.1 million, respectively, in unrealized gains resulting from the remeasurement of warrant liabilities.
(2)
For the three and six months ended June 30, 2024, non-recurring expenses, primarily consisted of severance costs related to the departure of key executives of Talkspace and other related costs.